EXHIBIT 32

October 20, 2011

Via EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

In connection with the Quarterly Report of LL&E Royalty Trust (the “Trust”) on Form 10-Q/A for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

The Bank of New York Mellon Trust Company, N.A.
Trustee for LL&E Royalty Trust

By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President and Trust Officer